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                                  EXHIBIT 8a

The consent of Deloitte & Touche LLP, Independent Certified Public Accountants.
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                                                                      Exhibit 8a

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-36515 / 811-08385 of Paragon Separate Account D on Form S-6 of our report dated March 23, 2001 on the financial statements of Paragon Separate Account D for the year ended December 31, 2000, and our report dated March 7, 2001 on the financial statements of Paragon Life Insurance Company for the year ended December 31, 2000, both appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts", also in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri
April 25, 2001